SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 9, 1999



                                 S.W. LAM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Nevada                      0-22049                 62-1563911
---------------------------------  --------------------     --------------------
(State or other jurisdiction       (Commission File No.        (IRS Employer
of incorporation or organization)                            Identification No.)



             Unit 25-32, 2nd Floor, Block B, Focal Industrial Centre
                       Man Lok Street, Hunghom, Hong Kong
             --------------------------------------------------------
                    (Address of principal executive offices)



                                 (852) 2766 3688
               --------------------------------------------------
              (Registrant's telephone number, including area code)



              ----------------------------------------------------
              (Former name, former address and formal fiscal year,
                         if changed since last report)

Item 5.  Other Events

     Hang  Fung  Gold  Technology   Limited  ("Hang  Fung  Gold"),  an  indirect
majority-owned subsidiary of S.W. Lam, Inc., a Nevada corporation (the "Registrant"), and a company incorporated on December 4, 1997 as an exempted company under the Companies Act 1981 of Bermuda, completed the offering of 78,750,000 shares (the "New Shares") of its capital stock, HK$.10 per share, (the "Offering") on March 9, 1999. The New Shares were offered at HK$0.90 per share for an aggregate offering price of HK$70,875,000. After deducting the expenses in connection with the Offering, the net proceeds to Hang Fung Gold are approximately HK$59,000,000. Hang Fung Gold is a majority-owned subsidiary of Quality Prince Limited ("Quality Prince") which is a wholly-owned subsidiary of the Registrant.

     The  Listing  Committee  of the Stock  Exchange of Hong Kong  Limited  (the
"Stock Exchange") approved the listings of, and permission to deal in, (i) 315,000,000 shares, including the New Shares and 236,250,000 shares which have been allotted or issued to Quality Prince and Phenomenal Limited in connection with the organization and capitalization of Hang Fung Gold; and (ii) such shares subject to the Share Option Scheme (defined below). Trading of shares of capital stock on the Stock Exchange commenced on March 16, 1999.

     The Registrant holds, through Quality Prince, 53.145% of the issued capital stock of Hang Fung Gold, whereas Phenomenal Limited holds 21.855% of the issued capital stock and the investing public holds the remaining 25% of the issued capital stock of Hang Fung Gold.

     In addition to the Offering, Hang Fung Gold has also adopted a share option scheme (the "Share Option Scheme"). Under the Share Option Scheme, the board of directors of Hang Fung Gold may grant stock options to directors, officers and employees of Hang Fung Gold or its subsidiaries to purchase such maximum number of shares equal to 10% of the issued and outstanding shares of capital stock of Hang Fung Gold from time to time. The subscription price shall be the greater of 80% of the average per share closing prices of the shares on the Stock Exchange for the five trading days immediately preceding the date of offer of the relevant option or HK$.10 per share.



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 S.W. LAM, INC.


Date:  March 16, 1999                         By:/s/  Lam Sai Wing
                                                 ----------------------------
                                                 Lam Sai Wing, President and
                                                 Chief Executive Officer

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